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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this prospectus and registration statement on Form S-8 of our report, dated July 25, 1997, on our audits of the consolidated financial statements and financial statement schedules of PHP Healthcare Corporation and Subsidiaries as of April 30, 1997 and 1996, and for the years ended April 30, 1997, 1996 and 1995, which report is included in the Company's 1997 Form 10-K.


                                 COOPERS & LYBRAND L.L.P.



Washington, D.C.
February 25, 1998